Hercules Receives SBIC License and Secures Financing for Up to
 $124.4 Million for its SBIC Subsidiary, Hercules Technology II, L.P.

    PALO ALTO, Calif.--(BUSINESS WIRE)--Oct. 3, 2006--Hercules Technology Growth Capital, Inc. (Hercules) (NASDAQ:HTGC), a leading specialty finance company providing venture capital and private equity backed technology and life science companies with debt and equity growth capital, announced that on Sept. 29, 2006, its subsidiary, Hercules Technology II, L.P., had secured a license from the Small Business Investment Company ("SBIC") program and financing for up to $124.4 million from the United States Small Business Administration (the "SBA"). Hercules Technology Growth Capital, Inc. and the SBA are the sole limited partners of Hercules Technology II, L.P.

    Manuel A. Henriquez, chairman, president and CEO of Hercules, said, "We are very pleased with the SBA's decision to grant us a license and excited to begin investing the fund's capital. This license further validates our investment strategy and provides an additional source of capital as we continue to fund new investments to venture capital and private equity backed technology and life science companies across the United States."

    Hercules Technology II, L.P. intends to seek up to $124.4 million in leverage from the U.S. Small Business Administration (SBA) in various tranches over the next few years. It will provide debt and equity growth capital to technology-related companies at all stages of development who have limited access to capital markets or alternative sources of growth capital beyond equity. Mr. Manuel Henriquez, chairman of the fund's parent company, Hercules, is a principal of Hercules Technology II, L.P. along with Scott Harvey, David Lund, Parag Shah and Sam Bhaumik.

    About Hercules Technology Growth Capital, Inc.:

    Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The Company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules' strategy is to evaluate and invest in a broad range of ventures active in technology and life science industries and to offer a full suite of growth capital products up and down the capital structure to prospective clients ranging from early-stage growth to expansion stage companies. The Company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

    For more information, please visit www.herculestech.com, or www.htgc.com. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

    Forward Looking Statements:

    The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

    CONTACT: Hercules Technology Growth Capital, Inc.
             David Lund, 650-289-3077
             dlund@htgc.com
             Main, 650-289-3060
             info@htgc.com